Exhibit 99.1

ENERGY XXI (BERMUDA) LIMITED
(“Energy XXI” or the “Company”)

ENERGY XXI ANNOUNCES DRILLING SUCCESSES AND UPDATE ON OPERATIONAL ACTIVITIES

HOUSTON - March 21, 2007 - Energy XXI (Bermuda) Limited (AIM: EGY), a rapidly growing independent oil and gas production company currently producing in excess of 17,600 barrels of oil equivalent per day (“BOEPD”) from its operations in and along the U.S. Gulf of Mexico, today announces drilling successes on prospects in Louisiana and provides an update on its current and future exploration and development programme.

HIGHLIGHTS

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Production levels for the 3rd fiscal quarter ending March 31st have been negatively impacted on various fronts due to a range of temporary factors and are expected to be slightly below the Company’s 2nd quarter average production levels.

•	Energy XXI has drilled a total of nine exploration wells to-date in fiscal year 2006-2007 and has been successful in five, including most recently:

C.M. Peterson Jr #1 (Laphroaig Prospect) ) - St. Mary’s Parish, Louisiana

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C.M. Peterson Jr #1 deepened 735 feet from 19,515 feet measured depth to 20,250 feet and encountered 56 net feet of high quality hydrocarbon and tested 40.6 MMCFPD (6,767 BOEPD) with 13,177 psi flowing tubing pressure

•	Production is expected to commence in the first fiscal quarter of next year

The Oaks Estates #1 and #2 - Terrebonne Parish, Louisiana

•	The Oaks Estates #1 and #2 wells have been completed and tested at rates of 7.0 MMCFD (1,167 BOEPD) with 4,516 psi FTP and 10.3 MMCFPD (1,717 BOEPD) with 4,060 psi FTP respectfully.
•	Production expected to commence by April, 2007

Kafoury #2 (Rozel Prospect) - Assumption Parish, Louisiana

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Currently at 13,758 feet measured depth drilling to proposed depth of 14,460 feet. Primary objectives yet to be reached but the Kafoury #2 well has already encountered 55 net feet of high quality hydrocarbon over a 60 foot gross interval

•	Well located on existing oil and gas field close to existing infrastructure, so production expected to commence quickly

•	Energy XXI is currently participating in an additional three exploration wells in which drilling is still underway, and expects to spud an additional six before the end of the fiscal year

•	An intensive development, appraisal and workover drilling programme continues across Energy XXI’s portfolio, with particular success on the South Timbalier 21 field located offshore Louisiana

•	Energy XXI has been named a national finalist for the Department of Interior’s 2006 Safety Awards for Excellence (SAFE) competition.

•	Energy XXI has continued to implement its proactive risk management strategy locking-in $14.5mm of future benefit.

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Energy XXI filed a form S-1 on February 27, 2007 with the U.S. Securities and Exchange Commission to facilitate its planned U.S. listing on NASDAQ and remains committed to maintaining its existing AIM listing on the London Stock Exchange

John Schiller, Chairman and CEO of Energy XXI, commented:

“Energy XXI has enjoyed tremendous drilling success to date this fiscal year, which has the potential to have a significant future impact on the Company’s already strong production and reserves base.”

“The Company is also involved in the drilling of a number of additional exciting exploration prospects in the near future, and continues to benefit from intensive development and workover programmes on its existing discoveries.

“While we are disappointed that 3rd quarter production levels were impacted by a number of temporary factors, we expect our fiscal fourth quarter ending June 30th to be strong and to be well positioned for the start of our 2008 fiscal year.”

Steve Weyel, President and COO, Energy XXI commented:

“We are extremely pleased to be chosen by the U.S. Department of Interior’s MMS as a finalist in the Safety Awards for Excellence (SAFE) competition. This speaks highly of the caliber of the team we have assembled at Energy XXI and our early-on focus on safe operations.”

PRODUCTION UPDATE

Average production levels for the 3rd fiscal quarter ending March 31st have been negatively impacted on various fronts due to a number of temporary factors and are expected to be slightly below the Company’s 2nd quarter production levels. This impact is a direct result of delayed production as outlined below and will not negatively impact reserves:

Production has been delayed on five wells from initial reported start dates (3,229 BOEPD).

•	The Oaks Estates #1 and #2 production has been delayed over 70 days due to problems securing flow line permits (1,081 BOEPD).

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The Verda Authement Ragen #1 production is now anticipated to commence May 1, 2007 due to issues with land owners and routing the flowline through oyster beds. Production was originally forecasted to begin on January 15, 2007 (648 BOEPD).

Weather delayed installation of the flowlines for the South Timbalier 21 (ST21) 125 and 87 wells. Production was further delayed when a work boat contracted to another operator passing through the ST21 field struck the production structure that supports the ST21 125 and 87 wells. The structure had to be repaired before production could commence (1,500 BOEPD).

Rig activity and movement within the ST21 field also resulted in production being shut-in (757 BOEPD)

OPERATIONAL ACTIVITIES REVIEW

High Impact Exploration Update

To date, for fiscal year 2006-2007, Energy XXI has drilled a total of nine exploration wells and is currently participating in an additional three. The company has been successful in five wells to date. The two most significant discoveries not previously reported are:

The deepening of the C.M. Peterson Jr. #1 (Laphroaig Prospect) located in St. Mary Parish, Louisiana commenced in mid-February with Energy XXI acquiring a 31.25 percent working interest and a net revenue interest of 24.4 percent with McMoRan Oil and Gas LLC as operator, a wholly owned subsidiary of McMoRan Exploration Co.. The well was deepened 735 feet from 19,515 feet measured depth (18,410 feet true vertical depth) to 20,250 feet measured depth (19,060 feet true vertical depth) and encountered 56 net feet of high quality hydrocarbon over a gross interval of 75 feet by wireline logs. The well was immediately cased and completed. With the drilling rig on location, the well tested 40.6 MMCFPD (6,767 BOEPD) with 13,177 psi flowing tubing pressure. Utilizing existing infrastructure, first production is projected early in Energy XXI’s first quarter of next fiscal year commencing July 1st, 2007.

The Rozel operated Kafoury #2 located in Assumption Parish, Louisiana commenced drilling on December 29, 2006 and is currently at 13,758 feet measured depth (12,460 feet true vertical depth) drilling ahead to a proposed depth of 14,460 feet measured depth (13,000 feet true vertical depth). Although the primary objectives have yet to be reached, the Kafoury #2 well has already encountered 55 net feet of high quality hydrocarbon over a 60 foot gross interval. The well is located within an existing oil and gas field, so subsequently, production can be brought on promptly. Energy XXI has a 66.67 percent working interest in the well.

In addition to the aforementioned Kafoury well Energy XXI is currently participating in three other exploration wells and expects to spud an additional six prior to the end of the fiscal year. The wells currently drilling are:

The previously reported SL 18856 #1 well (Barracuda Prospect, 25 % WI), located in Terrebonne Parish, Louisiana is currently drilling at 15,165 feet measured depth . Proposed total depth is 16,500 feet measured depth. The well, operated by Energy Partners LTD, will test amplitude supported Middle Miocene sands.

Also previously reported is the Nexen operated McIhenny #1 (Cote de Mer Prospect 32.8% WI), located in Vermilion Parish, Louisiana. The initial test well is currently drilling at 13,349 feet measured depth (12,522 feet true vertical depth) and will be drilled to a total depth of 21,932 feet measured depth (20,500 feet true vertical depth). This is a high potential prospect designed to test deep objectives in the prolific Lower Miocene trend, which are analogous to deep production to the north (700 BCFG and 7MMBC).

The Michael St. Martin #1 (Sunrise Prospect; 12.5%WI), located in Terrebonne Parish, Louisiana is currently drilling at 13,402 feet MD and will test amplitude supported Middle Miocene Hollywood sands. The well is expected to reach total depth in early April.

The Gridiron Project “Italia”, Delacroix 42 #1, and West Sweet Bay Lake exploration prospects were unsuccessful.

 Development, Appraisal and Workover Drilling

The Oaks Estates #1 and #2 have been completed and are currently being hooked up to sales. The #1 well was completed on March 4 and tested 7.0 mmcfd with 4,516 psi flowing tubing pressure from the Dulac Sand. The #2 well was completed on March 12 and tested 10.3 mmcfd with 4,060 psi flowing tubing pressure from the Exposito A Sand. First sales are anticipated to be on April 2007 at 20.0 mmcfd from the two completions (39% net revenue interest; 1,300 BOEPD).

In the South Timbalier 21 field located offshore Louisiana, where Energy XXI operates with 100% working interest, the drilling rig has moved off location after completing the ST 21 #100ST well, Riesling Prospect, in the D-10 and D-12 sands. These sands were penetrated updip to the ST 21 #56ST well, which was the highest productive well in the target fault block. The ST 21 100ST should commence production in early April with an estimated rate of 1,000 BOEPD. The drilling rig has moved to the ST 22 #93ST, Malbec prospect, and is currently drilling at 4,200 feet measured depth. The well will drill development objectives in the extreme western side of ST 22 for the D8, D-9 and D-10 sands in an attic position, updip to the ST 21 #81 well. Drilling operations will continue on the well through early April, 2007. Completion operations have commenced on the F-2ST2, Shiraz prospect. The F-2ST2 will be completed in the D-8 and D-10 sands offsetting and updip to the #87 and #89 wells. Production rate of 1,000 BOPED is anticipated and should be online by early April, 2007.

Energy XXI has performed seven rig recompletion and workover projects in South Timbalier since December 2006. Recompletion activity in five wellbores resulted in eight producing completions with an additional three zones set up as alternates. Workover operations in two wellbores replaced failed tubing strings, thereby restoring production from the current reservoirs. Combined, the recompletion and workover projects have resulted in net production of 2,500 BOEPD.

The Rabbit Island State Lease 340 #15, located in Iberia Parish, Louisiana, has set protective casing at 9,530 feet and is drilling ahead to a proposed total depth of 11,300 feet measured depth. Wireline logs have indicated several shallow hydrocarbon bearing sands to date and those sands are behind casing. The target sand for the #15 well is a known field pay sand in Rabbit Island.

Industry Award

Energy XXI has been named a national finalist for the U.S. Department of Interior’s 2006 Safety Awards for Excellence (SAFE) competition. Sponsored by the Minerals Management Service (MMS), the SAFE awards are presented annually to Outer Continental Shelf (OCS) oil and gas operators and contractors who achieve excellence in safety and pollution prevention.

 “Complex and risky offshore oil and gas activities are being conducted with ever-improving levels of safety and environmental protection,” said Johnnie Burton, Director of the MMS. “These awards recognize those companies which are securing America’s energy resources while setting new standards for safety and pollution prevention.”

Established in 1983, the SAFE Awards recognize and honor companies making concerted efforts to train and motivate their employees to conduct offshore operations in a safe and environmentally responsible manner. Energy XXI will be recognized by the MMS on April 17th as a finalist in the “moderate activity” category. The winner of the SAFE award will also be announced at the MMS sponsored event.

HEDGING UPDATE

Energy XXI has continued to implement its proactive risk management strategy by repurchasing 914,000 BBLS of $70.84 crude oil “swaps” through December, 2007 at weighted average price of $54.97/bbl and replacing them with a $45.00/$55.00/$61.60 “3-Way” collar. By repurchasing the crude oil swaps, Energy XXI locks in future proceeds of $14.5 million or $15.87/BBL.

In addition to the $15.87/BBL of future value locked-in, the new “3-Way” collar transaction allows Energy XXI to receive a minimum of $55.00/BBL for 914,000 bbls of crude oil through December 2007 unless prices decline to below $45.00/BBL If crude oil prices decline to below $45.00/BBL, Energy XXI will receive $10.00/bbl above the then market price of crude oil. Energy XXI will also benefit from all price increases to a maximum of $61.60/BBL relating to these hedged volumes.

In two natural gas “swap” transactions, Energy XXI sold 1.5 BCF of natural gas at a price of $7.60/MMBTU for delivery through December 2007 and sold 4.95 BCF of natural gas for $8.07/MMBTU through December 2009. Additionally, Energy XXI has also sold 1,046,000 BBLS of crude oil for delivery through December 2009 for $65.95/BBL. An updated hedge summary table has been posted to the Energy XXI website concurrent with this press release.

EXCHANGE LISTING UPDATE

The Company filed a Form S-1 on February 27, 2007 with the U.S. Securities and Exchange Commission which is currently subject to review. Once the Form S-1 is declared effective, Energy XXI anticipates trading over-the-counter in the U.S. under the symbol “EXXI.OB”. Further the Company intends to list its shares on the NASDAQ exchange as soon as practical after the S-1 is declared effective. Once listed, the Company will trade on NASDAQ under the previously reserved the symbol “EXXI”.

The Company remains committed to its listing on the AIM market on the London Stock Exchange and will continue to trade on the AIM (AIM: EGY) in addition to a U.S. listing. The warrants will continue to trade on the AIM (AIM: EGYW).

Enquiries of the Company

Energy XXI

John D. Schiller
Chief Executive Officer and Chairman of the Board
jschiller@energyxxi.com
+1 713-351-3001

Steve Weyel
President and Chief Operating Officer
sweyel@energyxxi.com
+1 713-351-3030

Collins Stewart

Seema Paterson
+_44 207 523 8321

Pelham PR

James Henderson
james.henderson@pelhampr.com
+44 207 743 6673

Alisdair Haythornthwaite
alisdair.haythornthwaite@pelhampr.com
+44 207 743 6676

About Energy XXI

Energy XXI is an independent oil and natural gas exploration and production company who emphasizes acquisitions as a significant part of their growth strategy. The Company’s properties are primarily located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

The above update adheres to the standard set by the Society of Petroleum Engineers.

Tom O’Donnell, Director of Corporate Development, a registered Petroleum Engineer, is the qualified person that has reviewed and approved the technical information contained in this announcement.

GLOSSARY

BBL - a unit of measure for oil and petroleum products that is equivalent to 42 U.S. gallons.

BOEPD - Barrels of Oil Equivalent per Day

Development well - a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive; a well drilled in a proven field for the purpose of completing the desired spacing pattern of production.

Exploratory well - a hole drilled: a) to find and produce oil or gas in an area previously considered unproductive area; b) to find a new reservoir in a known field, i.e., one previously producing oil and gas from another reservoir, or c) to extend the limit of a known oil or gas reservoir.

Field - An area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

Log - to conduct a survey inside a borehole to gather information about the subsurface formations; the results of such a survey. Logs typically consist of several curves on a long grid that describe properties within the wellbore or surrounding formations that can be interpreted to provide information about the location of oil, gas, and water.

MMCFPD - Million Cubic Feet per Day

Workover - operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.